As filed with the Securities and Exchange Commission on July 23, 2013

Registration No. 333-189191

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	20-0237026
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202

Littleton, Colorado 80120

(303) 798-5235

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley M. Colby

President, Chief Executive Officer, Treasurer, and Director

American Eagle Energy Corporation

2549 W. Main Street, Suite 202

Littleton, Colorado 80120

(303) 798-5235

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

Randolf W. Katz, Esq.

Baker & Hostetler LLP

600 Anton Boulevard, Suite 900

Costa Mesa, California 92626-7221

Telephone: (714) 966-8807

Facsimile: (714) 966-8802

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, par value $0.001 per share
TOTAL			$100,000,000	$13,640

(1)	This Registration Statement covers up to $100,000,000 of an indeterminate number of shares of Common Stock. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 23, 2013

PROSPECTUS

$100,000,000

Common Stock

We may offer and sell, from time to time, in one or more offerings, shares of our Common Stock. We may offer securities at an aggregate offering price of up to $100,000,000. Our Common Stock may be offered and sold in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution.”

Our Common Stock is quoted on the OTC Bulletin Board and the OTC Markets Group, Inc.’s OTCQX tier under the symbol “AMZG.” On July 22, 2013, the last reported sale price of our common stock was $1.70.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under “Risk Factors” included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2013.

TABLE OF CONTENTS

SUMMARY	1

RISK FACTORS	2

USE OF PROCEEDS	2

DESCRIPTION OF SECURITIES TO BE REGISTERED	2

PLAN OF DISTRIBUTION	5

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS	8

WHERE YOU CAN FIND ADDITIONAL INFORMATION	9

IMPORTANT INFORMATION INCORPORATED BY REFERENCE	9

LEGAL MATTERS	10

EXPERTS	10

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information By Reference” below. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you. See “Where You Can Find Additional Information” below.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference into this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any applicable prospectus supplement and the documents that we incorporate by reference into this prospectus and the prospectus supplement, before making an investment decision. Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us” and “our” refer to American Eagle Energy Corporation and our subsidiaries.

Our Company

We are an exploration company engaged in the acquisition, exploration and development of natural resource properties. Since 2005, we have been engaged in the exploration for petroleum and natural gas in the States of Nevada, Utah, Texas, Colorado, and North Dakota, the North Sea, and southeastern Saskatchewan, Canada, through the acquisition of contractual rights for oil and gas property leases and the participation in the drilling of exploratory wells. Our current primary area of focus is, and will be for the foreseeable future, oil deposits located within the Bakken and Three Forks formations in western North Dakota and eastern Montana.

We are primarily focused on drilling and completing wells located within our Spyglass Property, located in western North Dakota, where we target the extraction of oil and natural gas reserves from the Bakken and Three Forks formations. We have successfully drilled and completed 13 Spyglass wells, in which we own significant working interests, and for which we serve as the operator. An additional six operated wells have been drilled and cased and are awaiting completion. All six of these wells are expected to be completed and put on production during the second quarter of 2013. Our working interest in our Spyglass operated wells ranges from 17.81% to 50.00%.

In addition, we have elected to participate as a non-operating working interest partner in the drilling of 60 wells within the Spyglass Property and areas within Divide County, North Dakota. As of March 31, 2013, 46 of these wells are producing. The remaining 14 wells are scheduled for completion during the second quarter of 2013. Our working interest ownership in these non-operated wells ranges from 0.03% to 28.22%.

We also operate three wells and participate as a non-operating working interest partner in a fourth well located in southeastern Saskatchewan, Canada. Our working interests in these four wells ranges from 50.00% to 85.00%. Though profitable from a cash flow perspective, the financial results stemming from the operation of our Canadian wells are significantly less favorable than those of our U.S. wells. Accordingly, we will continue to evaluate the performance of our Canadian wells going forward. Should circumstances dictate, we may elect to shut in our Canadian wells and/or seek to sell our interest in such wells in the future. No such determination has been made as of the date of this registration statement.

In addition to our existing wells, we own undeveloped acreage interests in the Glacier Prospect, located in Toole County, Montana, and the Sidney North Prospect, located in Richland County, Montana.

We were incorporated in the State of Nevada on July 25, 2003 under the name “Golden Hope Resources Corp.” On November 7, 2005, we merged a newly formed wholly-owned subsidiary with and into us and changed our name to “Eternal Energy Corp.” On December 20, 2011, we merged a newly formed wholly-owned subsidiary merged with and into American Eagle Energy Inc., with American Eagle Energy Inc. surviving as our wholly-owned subsidiary. In connection with the 2011 merger, we changed our name to “American Eagle Energy Corporation.” Our principal executive office is located at 2549 W. Main Street, Suite 202, Littleton, Colorado 80120 and our telephone number at that address is (303) 798-5235. Our corporate website is www.americaneagleenergy.com. The information on our website is not part of this prospectus.

The Securities We May Offer

We may offer shares of our Common Stock with a total value of up to $100,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	aggregate principal amount or aggregate offering price;

•	voting or other rights; and

•	certain federal income tax considerations.

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A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.  However, no prospectus supplement or free writing prospectus shall offer a security that is not registered and described in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities directly or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

We may issue shares of our Common Stock from time to time. Holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of stockholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. In the event of a liquidation, dissolution, or winding up of our company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. There is a limited public market for our Common Stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the risks described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we provide otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of our securities covered by this prospectus for general corporate purposes, including, but not limited to, acquisitions, capital expenditures, debt reduction and working capital.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our Common Stock, together with the additional information we include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of our Common Stock that we may offer under this prospectus. The following summary of our Common Stock is subject in all respects to the applicable provisions of Chapter 78 of the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation, as amended, and our Bylaws, as amended.

General

We are authorized to issue up to 194,444,445 shares of Common Stock with a par value of $0.001. As of July 22, 2013, we had 50,068,346 shares of outstanding Common Stock.

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Dividend Rights

Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors.

No Conversion Rights, Sinking Fund Provisions or Redemption Rights

There are no redemption, conversion or sinking fund provisions applicable to our Common Stock.

Voting Rights; Quorum and Voting

Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our Common Stock will not have the right to cumulate votes in elections of directors.

Pursuant to our Bylaws, the holders of a majority of the issued and outstanding capital stock entitled to vote, present in person or represented by proxy, constitute a quorum for any meeting of the stockholders. Directors are elected by a plurality of the votes cast at each annual meeting of the stockholders. Other matters to be voted on by our stockholders must be approved by the vote of a majority of the shares represented at the meeting at which there is a quorum and entitled to vote on such matter, unless the vote of a greater number or voting by classes is required by applicable law, our Articles of Incorporation or our Bylaws.

Stockholder Action; Special Meetings

Our Bylaws provide that stockholders’ action can only be taken at an annual or special meeting of stockholders, or by written consent if such consent is signed by the holders of a majority of the shares entitled to vote with respect to the subject matter thereof. Our Bylaws provide that, except as otherwise required by law or our Articles of Incorporation, special meetings of the stockholders may be called at any time by our president or by our Board of Directors. In addition, a special meeting of the stockholders shall be called by our president at the request of the holders of not less than one-tenth of all outstanding shares entitled to vote on any issue at the meeting.

Board of Directors; Removal; Vacancies

Our Bylaws specify that the number of directors is to be determined by resolution of the Board of Directors, provided there is at least one and no more than nine directors total. Our Board of Directors is currently composed of five directors. We do not have a classified Board of Directors. Pursuant to our Bylaws and the NRS, a director serves until the next annual meeting and until his or her successor has been elected and qualified, until there is a decrease in the number of directors, or until his or her earlier death, removal or resignation.

Our stockholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed for cause. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, the directors remaining in office shall fill the vacancy. If the directors remaining in office constitute less than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled by the Board of Directors before the vacancy occurs, but the new director may not take office until the vacancy occurs. The term of a director elected to fill a vacancy expires at the next stockholders’ meeting at which directors are elected. However, if his or her term expires, he or she shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of directors.

Liquidation Rights

Upon our liquidation, dissolution and winding up, the holders of our Common Stock are entitled to share ratably in our assets which are legally available for distribution after payment of all debts and other liabilities.

Preemptive Rights

Our Common Stock has no preemptive or conversion rights or other subscription rights.

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Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, Telephone (801) 272-9294, an independent stock transfer agency.

Listing

Our Common Stock is quoted on the OTC Bulletin Board and the OTC Markets Group, Inc.’s OTCQX tier under the symbol “AMZG.”

Anti-Takeover Effects of Certain Provisions of Nevada Law

As a Nevada corporation, we are also subject to certain provisions of the NRS that have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

The Business Combinations Act provides that specified persons who, with or through their affiliates or associates, own, or affiliates and associates of the subject corporation at any time within two years own or did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder, unless: (i) the combination or transaction by which such person first became an interested stockholder was approved by the board of directors before they first became an interested stockholder; or (ii) such combination is approved by: (x) the board of directors; and (y) at an annual or special meeting of the stockholders (not by written consent), the affirmative vote of stockholders representing at least 60% of the outstanding voting power not beneficially owned by such interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

The Control Share Acquisition Statute generally applies only to Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. This statute generally provides that any person that acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the disinterested stockholders of the corporation at a special or annual meeting. A person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.” In the event control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any stockholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares.

These laws may have a chilling effect on certain transactions if our Articles of Incorporation or Bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Amendment of Bylaws

The Board of Directors may amend or repeal our Bylaws unless: (i) the Articles of Incorporation or the NRS reserve this power exclusively to the stockholders, in whole or part; (ii) the stockholders, in adopting, amending, or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that Bylaw; or (iii) the Bylaw either establishes, amends or deletes a “supermajority” stockholder quorum or voting requirement, as defined in our Bylaws. Our stockholders may also amend or repeal our Bylaws at any annual or special meeting of stockholders.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

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The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or re-allowed or paid to underwriters, dealers, agents, or remarketing firms may be changed from time to time. Underwriters, dealers, agents, and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents, or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

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Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers, or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

Our Common Stock is quoted on the OTC Bulletin Board and the OTC Markets Group, Inc.’s OTCQX tier under the symbol “AMZG.” If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the Common Stock on any securities exchange; any such listing will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of Common Stock, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering proceeds pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 in Item 1A. under “Risk Factors” and the risks detailed from time to time in our future SEC reports. These forward-looking statements include, but are not limited to, statements about:

•	history of losses;

•	speculative nature of oil and natural gas exploration, particularly in the Bakken Shale and Three Forks formations on which we are focused;

•	substantial capital requirements and ability to access additional capital;

•	ability to meet the drilling schedule;

•	changes in tax regulations applicable to the oil and natural gas industry;

•	results of acquisitions;

•	relationships with partners and service providers;

•	ability to acquire additional leasehold interests or other oil and natural gas properties;

•	defects in title to our oil and natural gas properties;

•	inability to manage growth in our businesses;

•	ability to control properties that we do not operate;

•	lack of diversification;

•	competition in the oil and natural gas industry;

•	global financial conditions;

•	oil and natural gas realized prices;

•	ability to market and distribute oil and natural gas produced;

•	seasonal weather conditions;

•	government regulation of the oil and natural gas industry, including potential regulations affecting hydraulic fracturing and environmental regulations such as climate change regulations;

•	uninsured or underinsured risks; and

•	material weaknesses in our internal accounting controls.

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Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and documents incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.

We file reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is http://www.sec.gov.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed on April 16, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 14, 2013;

•	The description of our Common Stock contained in our Registration Statement on Form 10-SB, filed on August 18, 2004, including any amendment or report filed for the purpose of updating such description; and

•	Any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements and information statements.

To the extent that any information contained in any filings we have made or will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, or any exhibit thereto, was furnished, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act.  The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.  For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.  With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

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These documents may also be accessed on our website at www.americaneagleenergy.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus. You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

American Eagle Energy Corporation

2549 W. Main Street, Suite 202

Littleton, Colorado 80120

Attention: Corporate Secretary

(303) 798-5235

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Baker & Hostetler LLP, Costa Mesa, California, will provide opinions regarding the validity of the shares of our Common Stock. Baker & Hostetler LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of American Eagle Energy Corporation and subsidiaries as of December 31, 2012, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report Hein & Associates LLP, Denver, Colorado, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by us. All amounts are estimates except the SEC registration fee.

Amount to be paid*
SEC Registration Fee	$13,640
Accounting Fees and Expenses	3,000
Legal Fees and Expenses	5,000
Printing expenses	500
Transfer Agent and Registrar Fees	500
Miscellaneous expenses	1,360
Total	$24,000

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15.	Indemnification of Directors and Officers.

Chapter 78 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged, after exhaustion of all appeals, to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles of Incorporation and Bylaws provide that we may indemnify our officers, directors, employees, agents and any other persons to the maximum extent permitted by the NRS.

Item 16.	Exhibits.

See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings.

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The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Littleton, Colorado, on July 23, 2013.

AMERICAN EAGLE ENERGY CORPORATION

By:	/s/ BRADLEY M. COLBY
Bradley M. Colby
President, Chief Executive Officer, Treasurer, and Director (Principal Executive Officer)

By:	/s/ KIRK A. STINGLEY
Kirk A. Stingley
Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley M. Colby and Kirk A. Stingley, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRADLEY M. COLBY Bradley M. Colby	President, Chief Executive Officer, Treasurer, and Director (Principal Executive Officer)	July 23, 2013

/s/ KIRK A. STINGLEY Kirk A. Stingley	Chief Financial Officer (Principal Financial and Accounting Officer)	July 23, 2013

/s/ THOMAS LANTZ Thomas Lantz	Chief Operating Officer	July 23, 2013

/s/ RICHARD FINDLEY Richard Findley	Director (Chairman)	July 23, 2013

/s/ JOHN ANDERSON John Anderson	Director	July 23, 2013

/s/ ANDREW P. CALERICH Andrew P. Calerich	Director	July 23, 2013

/s/ PAUL E. RUMLER Paul E. Rumler	Director and Secretary	July 23, 2013

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EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

5.1 **	Opinion of Baker & Hostetler LLP.

23.1**	Consent of Hein & Associates LLP

23.2 **	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

*	To be filed by amendment to the Registration Statement.

**	Filed herewith.